EXHIBIT 32.1 & 32.2

      STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-QKB of H-NET.NET, Inc. (the "Company") for the year ended January 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William Wright III, President and Chief Executive Officer, and Judy Henry, Chief Financial Officer of the Company, certify that:

* the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

* information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ William Wright III
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William Wright III
President and Chief Executive Officer

April 29, 2004


/s/ Terry L. Stein
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Terry L. Stein
Chief Financial Officer

April 29, 2004


/s/ Anton Stephens
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Anton Stephens
Former President and Chief Executive Officer

April 29, 2004


/s/ Christine Stephens
----------------------
Christine Stephens
Former Chief Financial Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section  18  of  the  Securities  Exchange  Act  of  1934,  as  amended.